EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-101708, 333-66398, 333-74595, 333-67693, 333-43203, 333-21669, 333-21671,
033-94522, 033-60562, 033-48982 and 333-127914 on Form S-8 and Registration
Statement Nos. 333-107135, 333-67942, 333-122827, and 333-127885 on Form S-3 of
our reports dated June 28, 2006, relating to the consolidated financial statements of Valence Technology, Inc. (which report expressed an unqualified opinion on the consolidated financial statements and included an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern on those consolidated financial statements) appearing in this Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2007.


                                      /s/ Deloitte & Touche LLP
                                      ------------------------------------------

                                      Austin, Texas
                                      June 14, 2007